PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001


Report of Independent Registered Public
Accounting Firm


To the Trustees of DWS Municipal Trust
and the Shareholders of DWS Managed
Municipal Bond Fund:

In planning and performing our audit of
the financial statements of DWS Managed
Municipal Bond Fund
(formerly Scudder Managed Municipal Bond
Fund) (the "Fund") as of and for the year ended May 31,
2006, in accordance with the standards of the Public Company Accounting Oversight
Board (United
States), we considered the Fund's
internal control over financial
reporting, including control activities
for
safeguarding securities, as a basis for
designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States).  In our report to you
dated July 24, 2006, we reported that we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we considered to be a material weakness as defined above as of May 31, 2006.

However, subsequent to the filing of the Fund's Form N-SAR for its fiscal year ended May 31, 2006, we noted the following matter involving internal control over financial reporting and its operation that we consider to be a material weakness, as defined above. The Fund's controls related to the review and analysis of the relevant terms and conditions of certain transfers of securities were not designed to appropriately determine whether the transfers qualified for sale accounting under the provisions of
Statement of Financial Accounting
Standards No. 140,  Accounting for
Transfers and Servicing of
Financial Assets and  Extinguishments of
Liabilities. As a result of this material weakness, the statement of assets and liabilities of the Fund, including the portfolio of investments, as of May 31, 2006, the related statement of operations for the year then ended and the financial highlights for each of five years in the period then ended were restated, and a statement of cash flows was included for the year then ended in connection with the restatement to appropriately account for such transfers of securities as secured borrowings and report the related interest income and expense. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audits of the Fund's financial statements (as restated) as of and for the year ended May 31, 2006.

This report is intended solely for the
information and use of management and the Board of Trustees of
DWS Managed Municipal Bond Fund and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, Massachusetts

July 24, 2006, except for the material
weakness as to which the date is February
26, 2007.
2

2




PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001

Report of Independent Registered Public
Accounting Firm


To the Trustees of DWS Municipal Trust
and the Shareholders of DWS High Yield
Tax Free Fund:

In planning and performing our audit of
the financial statements of DWS High
Yield Tax Free Fund
(formerly Scudder High Yield Tax-Free
Fund) (the "Fund") as of and for the year ended May 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we
considered the Fund's internal control
over financial reporting, including
control activities for safeguarding
securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States).  In our report to you
dated July 24, 2006, we reported that we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we considered to be a material weakness as defined above as of May 31, 2006.

However, subsequent to the filing of the Fund's Form N-SAR for its fiscal year ended May 31, 2006, we noted the following matter involving internal control over financial reporting and its operation that we consider to be a material weakness, as defined above. The Fund's controls related to the review and analysis of the relevant terms and conditions of certain transfers of securities were not designed to appropriately determine whether the transfers qualified for sale accounting under the provisions of
Statement of Financial Accounting
Standards No. 140,  Accounting for
Transfers and Servicing of
Financial Assets and  Extinguishments of
Liabilities. As a result of this material weakness, the statement of assets and liabilities of the Fund, including the portfolio of investments, as of May 31, 2006, the related statement of operations for the year then ended and the financial highlights for each of five years in the period then ended were restated, and a statement of cash flows was included for the year then ended in connection with the restatement to appropriately account for such transfers of securities as secured borrowings and report the related interest income and expense. This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audits of the Fund's financial statements (as restated) as of and for the year ended May 31, 2006.

This report is intended solely for the
information and use of management and the Board of Trustees of
DWS High Yield Tax Free Fund and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, Massachusetts

July 24, 2006, except for the material
weakness as to which the date is February
26, 2007.
2

2